Exhibit 3.2

AMENDMENT TO THE BY-LAWS
OF
PANECEA LIFE SCIENCES HOLDINGS, INC.

The By-Laws (the “Bylaws”) of PANACEA LIFE SCIENCES HOLDINGS, INC. (f/k/a Exactus, Inc.; f/k/a Solid Solar Energy, Inc.), a Nevada corporation (the “Corporation”), are hereby amended as follows:

The Preamble to the Bylaws is deleted in its entirety and replaced with the following:

“BYLAWS OF PANACEA LIFE SCIENCES HOLDINGS, INC.”

Section 7 to Article I of the Bylaws is amended by adding the following:

“Section 7.

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SPECIAL MEETINGS.

Unless otherwise prescribed by law or by the Articles of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary, or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote (the “Requisite Percentage”). Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

A stockholder request for a Special Meeting (a “Special Meeting Request”) shall be directed to the Secretary of the Corporation and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the Special Meeting (each, a “Requesting Stockholder”) and shall be accompanied by a notice setting forth (1) the information required by Section 9 of this Article II as to any nominations proposed to be made or any other business proposed to be conducted at such Special Meeting and as to such Requesting Stockholders (including the completed written questionnaires and written representations and agreements required by Section 9 of this Article II from any nominee for election as a director of the Corporation, as applicable); (2) a statement of the specific purpose or purposes of the Special Meeting; (3) an acknowledgement by the Requesting Stockholders and the beneficial owner (as defined in Rule l3d-3 under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Act”)) (the “Beneficial Owner”), if any, on whose behalf the Special Meeting Request(s) are being made that a disposition of shares of the Corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request(s) in respect of such shares is delivered to the Secretary that is made at any time prior to the Special Meeting shall constitute a revocation of such Special Meeting Request(s) with respect to such disposed shares; and (4) documentary evidence that the Requesting Stockholder(s) own the Requisite Percentage of as of the date of such Special Meeting Request.

In determining whether a Special Meeting of Stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting (in each case as determined in good faith by the Board of Directors) and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within thirty (30) days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if, following any revocation (including any deemed revocation pursuant to clause (3) of the foregoing paragraph), the un-revoked Special Meeting Requests are from stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its sole discretion, may cancel the Special Meeting.”

Section 7 to Article I of the Bylaws “Quorum” is deleted in its entirety and replaced with the following:

“Section 7

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QUORUM. The holders of thirty-three and 1/3 of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

Section 8 to Article I of the Bylaws is deleted in its entirety and replaced with the following:

“8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the written consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent delivered in the manner required by this Section 6, written consent signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. The written consents shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which the proceedings are recorded. Delivery to the registered officer shall be by hand or certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

The record date for the determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 6. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the following information with respect to each action that the stockholder proposes to take by consent: (a) the information required by Section 9 of Article II of these Bylaws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, and (b) to the extent not otherwise required by Section 9 of Article II of these Bylaws, such notice must also state, (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the Bylaws of the Corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the Beneficial Owner(s), if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the Beneficial Owner(s), any person whom the stockholder proposes to nominate for election or appointment as a director of the Corporation pursuant to such solicitation of written consents or the proposal of other business by the stockholder, as applicable, that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder (or any successor provision of the Act or the rules or regulations promulgated thereunder). Following receipt of the notice, the Board of Directors shall have ten (10) calendar days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) calendar days after the Corporation receives such notice to fix a record date for such purpose, provided that the request is valid and fixing a record date is appropriate, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in the first paragraph of this Section 6; except that, if prior action by the Board of Directors is required by applicable law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Nothing contained in this Section 6 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the inspectors or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).”

A new Section 9 to Article I is added to the Bylaws as follows:

“Section 9. Advance Notice of Stockholder Proposals and Stockholder Nominations.

Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws and continues to be a stockholder of record at the time of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act and the rules and regulations promulgated thereunder.

Such stockholder’s notice shall set forth (I) as to the stockholder giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made (each, a “Stockholder Associated Person”) (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of each other Stockholder Associated Person; (b) (1) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder Associated Person; (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Stockholder Associated Person, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (5) any rights to dividends on the shares of the Corporation owned beneficially by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Stockholder Associated Person’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Stockholder Associated Person, and (9) any direct or indirect interest of any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (d) any other information relating to any Stockholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder; and (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (II) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) the name and address of the person or persons to be nominated, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (f) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) agrees to comply with all policies of the Corporation as in effect from time to time and (D) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (III) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of any Stockholder Associated Person. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 9. The Chairman of any such meeting shall direct that any nomination or business not properly brought before the meeting shall not be considered.”

Article VIII of the Bylaws is deleted in its entirety and replaced with the following:

“ARTICLE VIII.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

1.
Discretionary and Mandatory Indemnification of Officers, Directors, Employees and Agents.

a.
Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Article VIII, Section 1(c), the Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to the Nevada Revised Statutes Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

b.
Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Article VII, Section 1(c), the Corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Nevada Revised Statutes Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

c.
Authorization. Any indemnification pursuant to Article VIII, Section 1, unless ordered by a court or advanced pursuant to Article VIII, Section 6, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VIII, Section 1, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

2.
Expenses Payable in Advance. Expenses incurred by a current or former director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII, provided the Corporation approves in advance counsel selected by the director or officer (which approval shall not be unreasonably withheld). The provisions of this Article VIII, Section 2 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.
Contract Rights. The provisions of this Article VIII shall be deemed to be a contract right between the Corporation and each director, officer, employee or agent of the Corporation who serves in any such capacity at any time while this Article VIII and the relevant provisions of the Nevada Revised Statutes or other applicable law are in effect. Such contract right shall vest for each director and officer at the time such person is elected or appointed to such position, and no repeal or modification of this Article VIII or any such law shall affect any such vested rights or obligations then existing with respect to any state of facts or proceeding arising after such election or appointment.

4.
Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaws, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article VIII, Section 1 shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Article VIII, Section 1 but whom the Corporation has the power or obligation to indemnify under the provisions of the Nevada Revised Statutes, or otherwise. However, indemnification, unless ordered by a court pursuant to Article VIII, Section 6 or for the advancement of expenses made pursuant to Article VII, Section 2, may not be made to or on behalf of any director, officer, employee or agent of the Corporation if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

5.
Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

6.
Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Article VIII, Section 1(c), and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Article VIII, Section 1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Article VIII, Section 1, as the case may be. Neither a contrary determination in the specific case under Article VIII, Section 1(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to Article VIII, Section 6 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

7.
Limitation on Indemnification. Notwithstanding anything contained in this Article VIII, Section 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

8.
Severability. If these Bylaws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of these Bylaws that shall not have been invalidated or by any other applicable law.

9.
Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by the Corporation pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

10.
Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

 A new Article VIII is added to the Bylaws as follows:

“ARTICLE VIII.

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court located within the State of New York shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.”

CERTIFICATION

I hereby certify that I am the duly appointed and acting Secretary of PANACEA LIFE SCIENCES HOLDINGS, INC. and that the foregoing amendment to the By-Laws of PANACEA LIFE SCIENCES HOLDINGS, INC. was duly adopted and approved by unanimous written consent of the Board of Directors held on the date set forth above.

Dated this [___] day of JUNE 2021.

/s/___________________
Secretary